As filed with the Securities and Exchange Commission on May 6, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Holley Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	87-1727560 (IRS Employer Identification No.)

1A Burton Hills Blvd, Suite 240, Nashville, TN (Address of principal executive offices)	37215 (Zip Code)

Holley Inc. 2021 Omnibus Incentive Plan
(Full title of the plan)

Matthew Stevenson
Chief Executive Officer
1A Burton Hills Blvd, Suite 240
Nashville, TN 37215
(270) 782-2900
(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Holley Inc., a Delaware corporation (the “Company” or the “Registrant”), for the purpose of registering 5,000,000 additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), available for issuance under the Holley Inc. 2021 Omnibus Incentive Plan (the “Plan”), as amended by the First Amendment. The Plan, as amended by the First Amendment, was approved by the Registrant’s board of directors on March 16, 2026 and by the Registrant’s stockholders on May 1, 2026. In accordance with General Instruction E on Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 (File No. 333-259744) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2021, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2026, filed with the SEC on May 6, 2026;

•
the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 20, 2026 (solely those portions that were incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2025);

•	the Company’s Current Report on Form 8-K, together with any amendments thereto, as filed with the Commission on April 8, 2026; and

•
the description of the Company’s Common Stock contained in its registration statement on Form 8-A, filed with the Commission on October 6, 2020 (Commission File No. 001-39599), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 16, 2026 (Commission File No. 001-39599).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description

5.1*	Opinion of Mayer Brown LLP

10.1	Holley Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 of Amendment No. 1 to the Company’s Registration Statement on Form S-4/A filed on May 24, 2021).

10.2
First Amendment to Holley Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 20, 2026 (File No. 001-39599)).

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Mayer Brown LLP (included in its opinion attached as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in Part II as a part of the signature page of the Registration Statement)

107*	Calculation of Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 6, 2026.

HOLLEY INC.

May 6, 2026	By:	/s/ Jesse Weaver
	Name:	Jesse Weaver
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew Stevenson and Jesse Weaver, and each of them, our true and lawful attorneys-in-fact and agents with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on May 6, 2026.

Signature	Title

/s/ Matthew Stevenson	Director, President and Chief Executive Office (principal executive officer)
Matthew Stevenson

/s/ Jesse Weaver	Chief Financial Officer (principal financial and accounting officer)
Jesse Weaver

/s/ Michelle Gloeckler	Director
Michelle Gloeckler

/s/ James Coady	Director
James Coady

/s/ Owen Basham	Director
Owen Basham

/s/ Anita Sehgal	Director
Anita Sehgal

/s/ Graham Clempson	Director
Graham Clempson

/s/ Matthew Rubel	Director and Chairman
Matthew Rubel

/s/ Ginger Jones	Director
Ginger Jones